UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 19, 2011

THE SHERIDAN GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-110441	52-1659314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11311 McCormick Road, Suite 260, Hunt Valley, Maryland  21031-1437
(Address of Principal Executive Offices) (Zip Code)

(410) 785-7277
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.              Costs Associated with Exit or Disposal Activities

Due to continued adverse trends in the specialty magazine business as a result of the weak economy, our Board of Directors, on January 19, 2011, approved a restructuring plan to consolidate all specialty magazine printing operations into one site.  We will consolidate the printing of specialty magazines at Dartmouth Printing Company in Hanover, New Hampshire and close the United Litho facility in Ashburn, Virginia.  Approximately 80 positions will be eliminated as a result of the closure.  It is expected that approximately 20 employees in the Customer Service and Sales areas will be retained by Dartmouth Printing Company.

We anticipate that this action will occur over the next nine months and related charges will be recorded as the restructuring plan is implemented.  We estimate approximately $2.2 million ($1.3 million after tax) of restructuring charges resulting in future cash expenditures will be incurred, including $1.5 million of charges related to severance and other personnel costs and $0.7 million of other exit costs.  We expect to record these costs in 2011.

We also expect that there will be non-cash charges incurred, such as charges associated with the impairment of facilities, equipment and other long-lived assets.  These charges are not reasonably estimable at this time because the amount will depend, in part, on amounts realized, if any, from the sale of surplus plant and equipment that we anticipate undertaking as part of the restructuring plan.  We will amend this report when estimates are determined.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this report consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this report to differ include, without limitation, estimates of the amounts and timing of costs and charges resulting from the restructuring plan and related reductions in revenue. Other important factors are discussed under the caption “Forward-Looking Statements” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 filed on November 10, 2010 and in subsequent filings. We do not intend to review or revise any particular forward-looking statement in light of future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2011

THE SHERIDAN GROUP, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Executive Vice President and Chief Financial Officer